UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 9, 2019
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
001-12609	PG&E Corporation	California	94-3234914
001-02348	Pacific Gas and Electric Company	California	94-0742640

77 BEALE STREET	77 BEALE STREET
P.O. BOX 770000	P.O. BOX 770000
SAN FRANCISCO, California 94177	SAN FRANCISCO, California 94177
(Address of principal executive offices) (Zip Code)	(Address of principal executive offices) (Zip Code)
415 973-1000	415 973-7000
(Registrant’s telephone number, including area code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	PCG	The New York Stock Exchange
First preferred stock, cumulative, par value $25 per share, 5% series A redeemable	PCG-PE	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5% redeemable	PCG-PD	NYSE American LLC

First preferred stock, cumulative, par value $25 per share, 4.80% redeemable	PCG-PG	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.50% redeemable	PCG-PH	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.36% series A redeemable	PCG-PI	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 6% nonredeemable	PCG-PA	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5.50% nonredeemable	PCG-PB	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5% nonredeemable	PCG-PC	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	PG&E Corporation	☐
Emerging growth company	Pacific Gas and Electric Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

PG&E Corporation	☐
Pacific Gas and Electric Company	☐

Item 1.01  Entry into a Material Definitive Agreement

The information set forth in Item 7.01 of this Current Report on Form 8-K under the heading “Equity Backstop Commitments” and Exhibit 10.1 hereto is incorporated by reference into this Item 1.01.

Item 7.01  Regulation FD Disclosure

As previously disclosed, on January 29, 2019 (the “Petition Date”), PG&E Corporation and its subsidiary, Pacific Gas and Electric Company (the “Utility” and, together with PG&E Corporation, the “Debtors”), filed voluntary petitions for relief under chapter 11 of title 11 (“Chapter 11”) of the United States Code (the “Bankruptcy Code”) in the U.S. Bankruptcy Court for the Northern District of California (the “Bankruptcy Court”). The Debtors’ Chapter 11 cases are being jointly administered under the caption In re: PG&E Corporation and Pacific Gas and Electric Company, Case No. 19-30088 (DM) (the “Chapter 11 Cases”).

Plan of Reorganization

On September 9, 2019, the Debtors filed with the Bankruptcy Court their Joint Chapter 11 Plan of Reorganization (as may be amended, modified or supplemented from time to time, the “Proposed Plan”) for the resolution of the outstanding prepetition claims against and interests in the Debtors. The Bankruptcy Court has scheduled a status conference for September 24, 2019 in respect of the Proposed Plan.

The classes, types and proposed treatments of prepetition claims against and interests in the Debtors are described in the Proposed Plan, and the terms used below refer to the terms set forth in the Proposed Plan. The Proposed Plan provides for, among other things, the following:

●	Funded Debt Obligations

○
Utility Funded Debt Claims:  Holders of allowed claims in respect of the Utility’s debt securities, credit facilities and other funded debt (“Utility Funded Debt Claims”) will, in full and final satisfaction, settlement, release and discharge of such claims, receive cash in an amount equal to (i) the principal amount outstanding as of the Petition Date of such holder’s Utility Funded Debt Claims plus all accrued and unpaid interest owed as of the Petition Date at the non-default contract rate plus (ii) all interest accrued from the Petition Date through the Effective Date (as defined herein) at the federal judgment rate of interest as set forth in the Proposed Plan (the “Federal Judgment Rate”).  If it is determined that any holder of a Utility Funded Debt Claim is entitled to post-petition interest at a rate other than the Federal Judgment Rate or entitled to any other payments, the Debtors currently expect the treatment of such claim to be modified in a manner to render the claim unimpaired.

○
PG&E Corporation Funded Debt Claims:  Holders of allowed claims in respect of PG&E Corporation’s revolving credit agreement and term loan (“HoldCo Funded Debt Claims”) will receive, in full and final satisfaction, settlement, release and discharge of such claims, cash in an amount equal to (i) the principal amount outstanding as of the Petition Date of such holder’s HoldCo Funded Debt Claim plus all accrued and unpaid interest owed as of the Petition Date at the non-default contract rate plus (ii) all interest accrued from the Petition Date through the Effective Date at the Federal Judgment Rate.

●	Wildfire Claims

○
Public Entity Wildfire Claims:  The California public entities that have entered into Public Entities Plan Support Agreements, which hold prepetition wildfire-related claims (“Public Entities Wildfire Claims”), will, in full and final satisfaction, settlement, release and discharge of such claims, receive an aggregate cash amount of $1.0 billion.  Additional information about the Public Entities Plan Support Agreements is included in the Debtors’ joint Current Report on Form 8-K dated June 18, 2019.

○
Subrogation Wildfire Claims:  The Debtors as reorganized pursuant to and under the Proposed Plan (the “Reorganized Debtors” and individually, “Reorganized PG&E Corporation” and “Reorganized Utility”) will establish and fund one or more trusts (the “Subrogation Wildfire Trust”) to administer, process, settle, pay and otherwise resolve prepetition wildfire-related claims arising from insurance, assignment or other payments made or to be made by an insurer or similar entity (“Subrogation Wildfire Claims”).  The Subrogation Wildfire Trust will be funded with (a) cash, (b) wildfire victims recovery property created pursuant to the Wildfire Victim Recovery Bonds, or other securitized bonds, and the proceeds of such bonds (if applicable), (c) new shares of common stock to be issued by Reorganized PG&E Corporation, or (d) mandatory convertible preferred stock to be issued by the Reorganized PG&E Corporation under the Proposed Plan (if applicable) (or any combination of the foregoing), with such funds having an aggregate value equal to an amount to be estimated pursuant to the wildfire claim estimation proceedings.  Subrogation Wildfire Claims will be assumed by the Subrogation Wildfire Trust and must be satisfied solely from the Subrogation Wildfire Trust, and the holders of such claims will receive payment as determined in accordance with the resolution and payment procedures of the Subrogation Wildfire Trust.  It is a condition precedent to the occurrence of the Effective Date that the Debtors’ aggregate liability with respect to Subrogation Wildfire Claims does not exceed the Subrogation Claims Cap (as defined herein).

○
Individual and Other Wildfire Claims:  The Reorganized Debtors will establish and fund one or more trusts (the “Other Wildfire Trust”) to administer, process, settle, pay and otherwise resolve prepetition wildfire-related claims that are not Public Entities Wildfire Claims or Subrogation Wildfire Claims (“Other Wildfire Claims”).  The Other Wildfire Trust will be funded with (a) cash, (b) wildfire victims recovery property created pursuant to the Wildfire Victim Recovery Bonds, or other securitized bonds, and the proceeds of such bonds (if applicable), (c) new shares of common stock to be issued by Reorganized PG&E Corporation, or (d) mandatory convertible preferred stock to be issued by the Reorganized PG&E Corporation under the Proposed Plan (if applicable) (or any combination of the foregoing), with such funds having an aggregate value equal to an amount to be estimated pursuant to the wildfire claim estimation proceedings.  Other Wildfire Claims will be assumed by the Other Wildfire Trust and must be satisfied solely from the Other Wildfire Trust, and the holders of such claims will receive payment as determined in accordance with the resolution and payment procedures of the Other Wildfire Trust.  It is a condition precedent to the occurrence of the Effective Date that the Debtors’ aggregate liability with respect to Other Wildfire Claims does not exceed the Other Wildfire Claims Cap (as defined herein).

●	Equity Interests

○	Utility Preferred Stock: All preferred stock of the Utility will be reinstated and continue to exist at the Effective Date without any changes to the rights of holders of such preferred stock.

○
PG&E Corporation Common Interests:  Holders of shares of common stock of PG&E Corporation and holders of claims of PG&E Corporation that are subject to subordination pursuant to section 510(b) of the Bankruptcy Code arising from or related to its common stock (together, “HoldCo Common Interests”) will retain such shares or claims, subject to dilution from any new shares of common stock of PG&E Corporation (or securities linked to any new shares of common stock of PG&E Corporation) issued pursuant to the Proposed Plan and, if applicable, will receive a pro rata distribution of any subscription rights to be distributed to holders of HoldCo Common Interests in connection with a Rights Offering (as defined herein).

○
PG&E Corporation Other Interests:  Holders of instruments evidencing any fixed or contingent ownership interest in PG&E Corporation, including any equity award, option, warrant, or other right, contractual or otherwise, to acquire any such interest in PG&E Corporation, will have their interests reinstated, which interests will continue to exist at the Effective Date without any changes to the rights of holders of such interests.

●	Other Claims

○
Administrative Expense Claims:  Holders of allowed claims relating to the costs and expenses of administration of the Debtors’ Chapter 11 Cases, such as any actual and necessary costs and expenses of preserving the Debtors’ estates and of operating the Debtors’ businesses (the “Administrative Expense Claims”), will, in full and final satisfaction, settlement and discharge of such claims, receive an amount in cash equal to the allowed amount of such Administrative Expense Claims, except to the extent the Debtors or Reorganized Debtors, as applicable, and the holder of an allowed Administrative Expense Claim agree to a less favorable treatment of such Administrative Expense Claim.

○
DIP Facility Claims:  Allowed claims in respect of the Debtors’ debtor-in-possession (“DIP”) credit facilities (the “DIP Facility Claims”) will be paid, in full and final satisfaction, settlement, release and discharge of such claims, in full in cash by the Debtors in the allowed amount of such claims, and all commitments under the Debtors’ DIP credit facilities will terminate.  On the Effective Date, any DIP letters of credit outstanding will be replaced, returned to the issuing DIP facility lender, or collateralized with cash or backstopped with new letters of credit in accordance with the terms of the applicable DIP letter of credit and the agreements governing the DIP credit facilities.  For more information about the Debtors’ DIP credit facilities, see the Debtors’ joint Current Report on Form 8-K dated February 1, 2019.

○
Ghost Ship Fire Claims:  Each holder of a claim related to the December 2, 2016 Ghost Ship Fire will be entitled to pursue its claim against the Reorganized Debtors as if the Chapter 11 Cases had not commenced.

○
Utility and PG&E Corporation General Unsecured Claims:  Holders of allowed general unsecured claims of the Utility and PG&E Corporation will receive, in full and final satisfaction, settlement, release and discharge of such claims, cash in an amount equal to such holder’s allowed general unsecured claim, which amount will include all interest accrued from the Petition Date through the Effective Date at the Federal Judgment Rate.

○
Utility and PG&E Corporation Subordinated Debt Claims:  Holders of any allowed claim of the Utility or PG&E Corporation that is subject to subordination under section 510(b) of the Bankruptcy Code, including any claim for reimbursement, indemnification or contribution but excluding any subordinated claim against PG&E Corporation arising from or related to its common stock (the “Subordinated Debt Claims) will receive, in full and final satisfaction, settlement, release and discharge of such claims, cash in an amount equal to such holders’ allowed Subordinated Debt Claims.

The Proposed Plan will be confirmed only if (i) the Bankruptcy Court has entered an order finding that the disclosure statement relating to the Proposed Plan contains adequate information pursuant to section 1125 of the Bankruptcy Code, (ii) the Bankruptcy Court has entered an order confirming the Proposed Plan pursuant to section 1129 of the Bankruptcy Code and approving the transactions contemplated thereunder, in form and substance acceptable to the Debtors (the “Confirmation Order”), (iii) the Debtors have received approval (the “CPUC Approval”) from the California Public Utilities Commission (the “CPUC”) to implement the Proposed Plan and to participate in the state wildfire fund as established by Assembly Bill (“AB”) 1054, and (iv) the Backstop Commitment Letters (as defined herein and described below), if necessary for funding the distributions under the Proposed Plan, are in full force and effect and binding on all parties thereto and have not been terminated by the parties thereto.  Such conditions, to the extent subject to waiver, may be waived or modified by the Debtors, with the consent of the holders of a majority of the Backstop Commitments (as defined below), without notice, leave or order of the Bankruptcy Court or any formal action other than proceedings to confirm or consummate the Proposed Plan.

The Proposed Plan will become effective only if, among other things, (i) the Confirmation Order is entered by the Bankruptcy Court no later than the June 30, 2020 date set forth in AB 1054 or any extension of such date, (ii) the Confirmation Order is in full force and effect and no stay of the Confirmation Order is in effect, (iii) the Debtors have elected to, and have received Bankruptcy Court approval to, participate in and fund the state wildfire fund as established by AB 1054, (iv) the Debtors have obtained the funding necessary for implementation of the Proposed Plan, (v) the CPUC Approval remains in full force and effect, (vi) the Debtors’ aggregate liability with respect to Subrogation Wildfire Claims does not exceed $8.5 billion (the “Subrogation Claims Cap”), (vii) the Debtors’ aggregate liability with respect to Other Wildfire Claims does not exceed $8.4 billion (the “Other Wildfire Claims Cap”), and (viii) the Subrogation Wildfire Trust and the Other Wildfire Trust have been established and a trustee for each has been appointed.  Such conditions, to the extent subject to waiver, may be waived or modified by the Debtors, with the consent of the holders of a majority of the Backstop Commitments, without notice, leave or order of the Bankruptcy Court or any formal action other than proceedings to confirm or consummate the Proposed Plan.  The date on which the Proposed Plan becomes effective (the “Effective Date”) will be a date on or after the date of the Confirmation Order, selected by the Debtors, on which such conditions to the effectiveness of the Proposed Plan have been satisfied or otherwise effectively waived in accordance with the terms of the Proposed Plan.  If the Effective Date does not occur on or before December 31, 2020, then the Proposed Plan will be null and void in all respects.

Information contained in the Proposed Plan is subject to change, whether as a result of amendments to the Proposed Plan, third-party actions, or otherwise.  The Proposed Plan is subject to acceptance by holders of certain claims against and interests in the Debtors (as and to the extent required under the Bankruptcy Code) and confirmation by the Bankruptcy Court.  There can be no assurance that such holders of claims against and interests in the Debtors will accept the Proposed Plan, that the Bankruptcy Court will confirm the Proposed Plan, or that the Proposed Plan will be implemented successfully.

The foregoing description of the Proposed Plan does not purport to be complete and is qualified in its entirety by reference to the Proposed Plan, a copy of which is filed as Exhibit 99.1 hereto and incorporated herein by reference.

The Bankruptcy Code does not permit solicitation of acceptances of the Proposed Plan until the Bankruptcy Court approves a disclosure statement relating to the Proposed Plan.  Accordingly, nothing contained in this Current Report on Form 8-K is intended to be, nor should it be construed as, a solicitation for a vote on the Proposed Plan.

Equity Backstop Commitments

In connection with the Proposed Plan, on September 9, 2019, PG&E Corporation entered into (i) a Chapter 11 Plan Backstop Commitment Letter with Knighthead Capital Management, LLC (“Knighthead”) and (ii) Chapter 11 Plan Backstop Commitment Letters (such commitment letters, the “Backstop Commitment Letters”) with Abrams Capital Partners I, L.P., Abrams Capital Partners II, L.P., Whitecrest Partners, LP and Riva Capital Partners V, L.P. (collectively, “Abrams,” and together with Knighthead, the “Backstop Parties”), pursuant to which Knighthead and Abrams have severally committed to the Debtors to fund up to $1.0 billion and $500 million, respectively, on the Effective Date to finance the transactions contemplated by the Proposed Plan (such commitments, “Backstop Commitments”) in consideration of the issuance of new shares of common stock of PG&E Corporation to the Backstop Parties on the Effective Date, subject to the terms and conditions set forth in each Backstop Commitment Letter.  The price at which any such new shares would be issued to the Backstop Parties would be equal to (a) 10 (subject to adjustment as provided in the Backstop Commitment Letters), times (b) PG&E Corporation’s consolidated Normalized Estimated Net Income (as defined in the Backstop Commitment Letters) for the estimated year 2021, divided by (c) the number of fully diluted shares of PG&E Corporation that will be outstanding on the Effective Date.

The Backstop Commitment Letters provide that under certain circumstances, the Debtors will be permitted to issue new shares of common stock of PG&E Corporation for up to $14 billion of proceeds to finance the transactions contemplated by the Proposed Plan through one or more equity offerings, which under certain circumstances must include a rights offering (the “Rights Offering”).  The structure, terms and conditions of any such equity offering (including a Rights Offering) are expected to be determined by the Debtors at a later time in the Chapter 11 process, subject to the terms and conditions of the Backstop Commitment Letters.  There can be no assurance that any such equity offering would be successful.  In the event that such equity offerings (together with other permitted capital sources) do not raise at least $14 billion of proceeds in the aggregate or if the Debtors do not otherwise consummate such offerings, then the Debtors may draw on the Backstop Commitments for equity funding to finance the transactions contemplated by the Proposed Plan, subject to the satisfaction or waiver by the Backstop Parties of the conditions set forth therein.

The Backstop Parties’ funding obligations under the Backstop Commitment Letters are subject to numerous conditions, including, among others, that (a) by November 7, 2019, the Debtors have obtained $14 billion of aggregate Backstop Commitments, (b) the Backstop Commitment Letters have been approved by the Bankruptcy Court, (c) the conditions precedent to the Effective Date set forth in the Proposed Plan have been satisfied or waived in accordance with the Proposed Plan, (d) the Bankruptcy Court has entered the Confirmation Order, (e) the Debtors’ weighted average earning rate base for 2021 is no less than 95% of $48 billion and (f) there has been no event, occurrence or other circumstance that would have or would reasonably be expected to have a material adverse effect on the business of the Debtors or their ability to consummate the transactions contemplated by the Backstop Commitment Letters and the Proposed Plan.

In addition, the Backstop Parties have certain termination rights under the Backstop Commitment Letters.  The Backstop Parties may terminate the Backstop Commitment Letters if the Debtors’ aggregate liability with respect to prepetition wildfire-related claims exceeds $17.9 billion (without counting wildfire-related claims that are approved by the CPUC for recovery or pass-through against such cap), which cap may be adjusted upward for wildfire-related claims consisting of professional fees that the Bankruptcy Court (or District Court if applicable) determines to be reasonable.  The Backstop Parties’ other termination rights include, among others, if (i) the Proposed Plan is amended without the consent of the holders of a majority of the Backstop Commitments, (ii) the Confirmation Order has not been entered by June 30, 2020, (iii) the Effective Date has not occurred within 60 days of entry of the Confirmation Order, (iv) a material adverse effect (as described above) occurs, (v) wildfires occur in the Utility’s service area in 2019 or 2020 that damage or destroy in excess of 500 dwellings or commercial structures in the aggregate, (vi)  the CPUC fails to issue all necessary approvals, authorizations and final orders to implement the Proposed Plan prior to June 30, 2020, including approvals related to the Utility’s capital structure and authorized rate of return and the resolution of the CPUC’s claims against the Utility for fines or penalties, all of which must be satisfactory to the holders of a majority of the Backstop Commitments, and (vii) asserted administrative expense claims in the Chapter 11 Cases exceed $250 million (subject to certain exceptions).  There can be no assurance that the conditions precedent set forth in the Backstop Commitment Letters will be satisfied or waived, nor that events or circumstances will not occur that give rise to termination rights of the Backstop Parties.

The initial commitment fee for the Backstop Commitments is 0.75% of the amount of the Backstop Commitments.  The initial term of the Backstop Commitment Letters expires on January 20, 2020.  The Debtors can extend the term of the Backstop Commitment Letters to April 30, 2020 for an additional commitment fee of 1.25% of the amount of the Backstop Commitments, to June 30, 2020 for an additional commitment fee of 2.5% of the amount of the Backstop Commitments and to August 29, 2020 for an additional commitment fee of 0.5% of the amount of the Backstop Commitments. All such commitment fees are cumulative.  All commitment fees are payable in shares of PG&E Corporation common stock to be issued on the Effective Date, and the number of such shares to be paid as commitment fees will be calculated using the backstop price described above.

The foregoing description of the Backstop Commitment Letters does not purport to be complete and is qualified in its entirety by reference to the Backstop Commitment Letters, the form of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Except with respect to the information included under the heading “Equity Backstop Commitments” and Exhibit 10.1 filed herewith, the information set forth in this Item 7.01 of this Current Report on Form 8-K and in Exhibit 99.1 is being furnished hereby and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of the Debtors’ filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such filings. The filing of this Item 7.01 of this Current Report on Form 8-K (including the exhibit hereto or any information included herein or therein) shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

Public Dissemination of Certain Information

PG&E Corporation and the Utility routinely provide links to the Utility’s principal regulatory proceedings before the CPUC and the Federal Energy Regulatory Commission at http://investor.pgecorp.com, under the “Regulatory Filings” tab, so that such filings are available to investors upon filing with the relevant agency.  PG&E Corporation and the Utility also routinely post or provide direct links to presentations, documents, and other information that may be of interest to investors at http://investor.pgecorp.com, under the “News & Events: Events & Presentations” tab and links to certain documents and information related to the 2018 Camp fire, 2017 Northern California wildfires, and 2015 Butte fire, and to PG&E Corporation’s and the Utility’s chapter 11 proceedings, which may be of interest to investors, at http://investor.pgecorp.com, under the “Wildfire Updates” tab and the “Chapter 11” tab, respectively, in order to publicly disseminate such information.  It is possible that any of these filings or information included therein could be deemed to be material information.  The information contained on such website is not part of this or any other report that PG&E Corporation or the Utility files with, or furnishes to, the Securities and Exchange Commission.

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits

Exhibit Number	Description

10.1 (1)	Chapter 11 Plan Backstop Commitment Letter dated as of September 9, 2019, by and between PG&E Corporation and Knighthead Capital Management, LLC

99.1	Joint Chapter 11 Plan of Reorganization for PG&E Corporation and Pacific Gas and Electric Company, dated as of September 9, 2019

(1)
This Backstop Commitment Letter is substantially identical in all material respects to each Backstop Commitment Letter that is otherwise required to be filed as an exhibit, except as to the Backstop Party, the amount of such Backstop Party’s Backstop Commitment and the amount of such Backstop Party’s Shares (as defined in the Backstop Commitment Letter). In accordance with instruction no. 2 to Item 601 of Regulation S-K, the registrant has filed a copy of only one of such agreements, with a schedule identifying the other agreements omitted and setting forth the material details in which such agreements differ from the agreement that was filed. The registrant acknowledges that the Securities and Exchange Commission may at any time in its discretion require filing of copies of any agreement so omitted.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements that are not historical facts, including statements about the beliefs, expectations, estimates, future plans and strategies of PG&E Corporation and the Utility, including but not limited to their bankruptcy emergence plan and related financings. These statements are based on current expectations and assumptions, which management believes are reasonable, and on information currently available to management, but are necessarily subject to various risks and uncertainties, including the possibility that the conditions to emergence in the Proposed Plan or to funding under equity financing commitments will not be satisfied. In addition to the risk that these assumptions prove to be inaccurate, factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include factors disclosed in PG&E Corporation and the Utility’s Annual Report on Form 10-K for the year ended December 31, 2018, their Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019, and their subsequent reports filed with the Securities and Exchange Commission. Additional factors include, but are not limited to, those associated with PG&E Corporation’s and the Utility’s Chapter 11 Cases. PG&E Corporation and the Utility undertake no obligation to publicly update or revise any forward-looking statements, whether due to new information, future events or otherwise, except to the extent required by law.

No Securities Offering

This is not an offering of securities and securities may not be offered or sold absent registration or an applicable exemption from the registration statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

	By:	/s/ JASON P. WELLS
Dated: September 10, 2019		JASON P. WELLS Executive Vice President and Chief Financial Officer

PACIFIC GAS AND ELECTRIC COMPANY

	By:	/s/ DAVID S. THOMASON
Dated: September 10, 2019		DAVID S. THOMASON Vice President, Chief Financial Officer and Controller